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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-203817, 333-184958, 333-174032, 333-158932, 333-148712, 333-145201, 333-145199, 333-85558, 333-53036, 333-211153, and 333-11757) of Tetra Tech, Inc. of our report dated November 22, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California
November 22, 2016

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM